EXHIBIT 99.1 - Press release

For Immediate Release

Peoples Educational Holdings, Inc. to Report Fourth Quarter and Year-End Fiscal 2008 Results on August 21, 2008

(Saddle Brook, NJ) — July 25, 2008 — Peoples Educational Holdings, Inc. (NASDAQ: PEDH) will announce financial results for the fourth quarter and Year-Ended May 31, 2008 on Thursday, August 21, 2008, after the market close. The Company will hold a conference call the same day at
5:00 PM Eastern Time to discuss the results. Participating in the call will be Brian Beckwith, President and Chief Executive Officer, and Michael DeMarco, Executive Vice President and Chief Financial Officer.

Conference Call and Webcast Details:

Live Conference Call

Monday, August 21, 2008 at 5:00pm Eastern Time
US:	800-638-4930
International:	617-614-3944
Participant Passcode:	95942277

Live Audio Webcast: http://phx.corporate-ir.net/playerlink.zhtml?c=184416&s=wm&e=1908528

Webcast Replay (available approximately two hours after conference call ends through August 20, 2009)
http://phx.corporate-ir.net/playerlink.zhtml?c=184416&s=wm&e=1908528

Dial-in Audio Replay (available approximately two hours after conference call ends through
August 28, 2008)
Dial In:	888-286-8010
International:	617-801-6888
Passcode:	70569318

About Peoples Educational Holdings, Inc.

Peoples Educational Holdings, Inc. is a publisher and marketer of print and electronic educational materials for the K-12 school market. The Company focuses its efforts in two market areas:

Test Preparation, Assessment, and Instruction Product Group
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Test Preparation and Assessment: We create and sell state-customized, print and electronic, test preparation and assessment materials that help teachers prepare students for success in school and for required state proficiency tests, grades 2-12.

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Instruction: We produce and sell proprietary state-customized print worktexts and print and web-based delivered assessments, for Grades 2-8. These products provide students with in-depth instruction and practice in reading, language arts, and mathematics. In addition, our backlist remedial and multicultural products are included in this group.

College Preparation Product Group
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We distribute and publish instructional materials that meet the required academic standards for high schools honors, college preparation, and Advanced Placement courses. We are the exclusive high school distributor for two major college publishers. We also publish our own proprietary college preparation supplements and ancillary materials.

The Company's proprietary products are supplemental in nature. They are predominately soft-cover, high gross profit margin titles that can be sold efficiently through the Company's direct sales force, as well as through catalogs, direct mail, telemarketing, and independent commission sales representatives. Distributed products are both basal and supplemental in nature.

This press release contains forward-looking statements regarding the Company and its markets as defined in section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve a number of risks and uncertainties, including (1) demand from major customers, (2) effects of competition, (3) changes in product or customer mix or revenues and in the level of operating expenses, (4) rapidly changing technologies and the Company's ability to respond thereto, (5) the impact of competitive products and pricing, (6) local and state levels of educational spending, (7) ability to retain qualified personnel, (8) ability to retain its distribution agreements in the College Preparation market, (9) the sufficiency of the Company’s copyright protection, and (10) ability to continue to rely on the services of a third party warehouse, and other factors as discussed in the Company’s filings with the SEC. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this report. Readers are urged to carefully review and consider the various disclosures made by the Company in this press release and the reports the Company files with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Company's business and results of operations.

Peoples Education, Inc., Saddle Brook, NJ
Investor Contact: Michael DeMarco
Press Contact: Michael DeMarco
Phone: 201-712-0090
investorrelations@peoplesed.com

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